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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Spalding Holdings Corporation on Form S-8 of our reports dated November 12, 1998 and March 19, 1999, appearing in the Annual Report on Form 10-K of Spalding Holdings Corporation for the fiscal year ended September 30, 1998 and the transition period October 1, 1998 through December 31, 1998, respectively.


DELOITTE & TOUCHE LLP


Hartford, Connecticut
August 31, 1999